UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 12, 2014

GRAYBAR ELECTRIC COMPANY, INC.
(Exact Name of Registrant as specified in Charter)

New York (State or other jurisdiction of incorporation)	000-00255 (Commission File Number)	13-0794380 (I.R.S. Employer Identification No.)

34 North Meramec Avenue St. Louis, MO 63105 (Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (314) 573-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see  General Instruction A.2. below):

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07        Submission of Matters to a Vote of Security Holders.

At the Company’s Annual Meeting of Shareholders on June 12, 2014, the shareholders voted to elect 10 members to the Company’s thirteen-member Board of Directors.  The following tables set forth the final number of votes for, withheld and abstaining on each matter.  Broker non-votes are not shown because there is no public trading market for the Company’s Common Stock and no brokers hold shares for any underlying beneficial owners of such shares.

Director Nominees	For	Withheld	Abstain

D. A. Bender	13,089,915	-0-	-0-
R. A. Cole	13,089,915	-0-	-0-
M. W. Geekie	13,089,915	-0-	-0-
L. R. Giglio	13,089,915	-0-	-0-
R. R. Harwood	13,089,915	-0-	-0-
R. C. Lyons	13,089,915	-0-	-0-
W. P. Mansfield	13,089,915	-0-	-0-
D. G. Maxwell	13,089,915	-0-	-0-
K. M. Mazzarella	13,089,915	-0-	-0-
B. L. Propst	13,089,915	-0-	-0-

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAYBAR ELECTRIC COMPANY, INC.

Date: June 12, 2014	By: /s/ Matthew W. Geekie
Matthew W. Geekie
Senior Vice President, Secretary &
General Counsel